POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Fred P. Lampropoulos, Raul Parra and Brian G. Lloyd signing singly, the undersigned's true and lawful attorney-in-fact (each of such Persons and their substitutes being referred to herein as the "Attorney-in Fact"), with full power to act for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(I) Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the

U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by, or considered by the Attorney-in-Fact to be advisable under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") or any rule or regulation of the SEC;

c2J Prepare, execute and submit to the SEC, Merit Medical Systems, Inc. (the "Company"), and/or any national securities exchange on which the Company's securities are listed any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact considers it advisable to file with the SEC, under Section 16 of the Exchange Act or any rule or regulation thereunder, with respect to the any security of the Company, including Forms 3, 4 and 5;

(3) Obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact; and

(4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney- in-Fact may approve in the Attorney-in-Fact's discretion.

The undersigned acknowledges that:

C•l This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information.

(bl Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable.

(c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements ofSection 16 ofthe Exchange Act, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section I 6(b) of the Exchange Act; and

Cd) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or any amendments thereto, with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

Photographic copies of this Power of Attorney shall have the same force and effects as the original.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 19, 2025.

/s/ Christian Adam Smith